UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
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MUDRICK CAPITAL ACQUISITION CORPORATION II

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Topps Debuts its First MLB Baseball Card NFT Collection With Topps Series 1 Baseball Launch

Set Will Be Released in Conjunction with Major League Baseball and MLB Players, Inc., and Marks the First Time a Topps Baseball Card Set Will Live on Blockchain

NEW YORK, NY — April 12, 2021 — The Topps Company today announced the release of 2021 Topps Series 1 Baseball NFT (non-fungible token) collectibles, ushering in a new era of baseball card collecting in partnership with Major League Baseball and MLB Players, Inc. Launching Tuesday, April 20 at 1PM ET, Topps will build on its legacy as an innovator of digital collectibles by releasing its flagship yearly baseball card collection for the first time as NFTs. Artwork from the physical 2021 Topps Series 1 Baseball release, including iconic throwback card templates, anniversary sets and more, will be digitally enhanced and creatively reimagined as officially licensed Topps MLB NFT collectibles.

“The partnership between Major League Baseball, MLB Players, Inc. and Topps has delighted collectors and fans for generations, celebrating the legendary players and iconic moments that have defined America’s Pastime,” said Tobin Lent, VP & General Manager of Topps Digital Sports & Entertainment at The Topps Company. “Our MLB blockchain NFT series debut marks a historic moment in the modern evolution of collecting for both traditional and new collectors. We’re excited to bring almost a decade’s worth of digital collectibles innovations to 2021 Topps Series 1 and provide another fun avenue for fans to collect their favorite heroes and moments with secure digital ownership on the blockchain.”

“Generations of Major League Baseball fans have expressed their passion for the sport and the players through Topps baseball cards. We are thrilled to see Topps extend that experience through NFTs,” said Jamie Leece, Senior Vice President, Major League Baseball Games & VR.

The Topps Series 1 Baseball NFT release will include standard and premium collectible packs for purchase, with card rarities ranging from Common to Legendary and even Legendary Limited-Edition 1-of-1 Platinum Anniversary cards. Collectors will be delighted to find all types of NFT collectibles in this release including motion graphics, nostalgic card templates and other digital flourishes that provide deeper engagement.

“As collectibles enjoy a breakout moment with NFTs and blockchain technology, we can’t think of a better way to honor the legendary players from years past and look forward to the incredible careers ahead of today’s stars and breakout rookies,” said Evan Kaplan, Managing Director of MLB Players, Inc. “These Topps cards offer a new innovative way for today’s collectors and fans to connect with their favorite stars.”

Topps has been bringing digital collectibles to market since 2012, with the launch and continued growth of their suite of mobile sports and entertainment digital collectibles apps, including their flagship baseball app, Topps® BUNT®. With this release, Topps Series 1 joins a rapidly growing collection of officially licensed Topps NFT collectibles on blockchain.

In celebration of the monumental release, the first 10,000 people who sign up to receive email alerts for Topps Series 1 are eligible to receive a free, exclusive Topps MLB Opening Day NFT Pack. To learn more about the release and to enroll in the Opening Day NFT Pack air drop event, collectors can visit here. Sale begins on Tuesday, April 20 at 1PM ET until sold out. For more information on Topps and for future announcements about Topps MLB releases, visit the Topps App's website, or follow us on Twitter and Instagram.

About Topps:

Founded in 1938, The Topps Company, Inc. is a global consumer products company that entertains and delights consumers through a diversified, engaging, multi-platform product portfolio that includes physical and digital collectibles, trading cards, trading card games, sticker and album collections, memorabilia, curated experiential events, gift cards and novelty confections. Topps Physical Sports & Entertainment products include Major League Baseball, Major League Soccer, UEFA Champions League, Bundesliga, National Hockey League, Formula 1, Star Wars, WWE, Wacky Packages®, Garbage Pail Kids®, Mars Attacks® and more. Topps Digital Sports & Entertainment has connected with people around the world who have downloaded our apps including Topps® BUNT®, TOPPS® KICK®, Star Wars™: Card Trader by Topps®, Topps® WWE SLAM™, Topps® NHL SKATE™, Marvel Collect! by Topps® and Disney Collect! by Topps®. Topps Digital Services is a leading processor, distributor and program manager of prepaid gift cards and provider of cloud-based financial services and white label e-gift solutions for widely recognized digital businesses that include Airbnb, Deliveroo, DoorDash, Hulu, Instacart, Netflix, Nike, Twitch and Uber. Topps Confections, Bazooka Candy Brands, produces, markets and distributes confections brands including Ring Pop®, Push Pop®, Baby Bottle Pop®, Juicy Drop®, Finders Keepers®, and Bazooka® bubble gum. For additional information visit topps.com, play.toppsapps.com, toppsdigitalservices.com, Candymania.com.

About MLB Players, Inc.

MLB Players, Inc. is the for-profit corporate subsidiary of the Players Association. It is charged with managing all commercial activities of the organization. At the core of MLBPI’s business today, it brings to market products and services featuring the publicity rights (name/image/likeness) of our Players. MLBPI grants these rights to it's 100+ partners all over the world when more than two Players are featured. MLBPI negotiates agreements with companies to ensure Player-licensed products are part of the suite of baseball-related items fans want - when and where they want them.

Editorial Contacts:

Nathan Rillo

FINN Partners for Topps

661-312-4639

nathan.rillo@finnpartners.com

Media Contact:

Anthony Solis

MLBPA

516-532-7410

asolis@mlbpa.org

Additional Information and Where to Find It

The foregoing press release is being made available in respect of the proposed business combination (the “Business Combination”) involving Mudrick Capital Acquisition Corporation II (“MUDS”) and Topps Intermediate Holdco, Inc. (“Topps”). MUDS intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement relating to the Business Combination. This press release does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. MUDS’ STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS THERETO, THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED, IN CONNECTION WITH MUDS’ SOLICITATION OF PROXIES FOR ITS SPECIAL MEETING OF STOCKHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION AND OTHER MATTERS, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT MUDS, TOPPS AND THE BUSINESS COMBINATION. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of MUDS as of the record date to be established for voting on the Business Combination. Stockholders of MUDS will also be able to obtain copies of the proxy statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov. In addition, the documents filed by MUDS may be obtained free of charge from MUDS by directing a request to: Mudrick Capital Acquisition Corporation II, 527 Madison Avenue, Sixth Floor, New York, New York 10022.

Participants in Solicitation

MUDS, Topps and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from MUDS’ stockholders in connection with the Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of MUDS’ stockholders in connection with the Business Combination will be set forth in MUDS’ proxy statement when it is filed with the SEC. You can find more information about MUDS’ directors and executive officers in MUDS’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on April 2, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in MUDS’ preliminary and definitive proxy statement when it becomes available. Stockholders, potential investors and other interested persons should read the proxy statement carefully when it becomes available before making any voting or investment decisions. When available, these documents can be obtained free of charge from the sources indicated above.

Cautionary Language Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements may include estimated financial information, including with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of MUDS, Topps or the combined company after completion of the Business Combination, and are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could result in the Business Combination not being completed at all or on the expected timeline, including as a result of the termination of the definitive documentation with respect to the Business Combination or the failure to obtain approval of MUDS’ stockholders or other conditions to closing in the definitive documentation with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against MUDS or Topps or any of their respective directors or officers, following the announcement of the Business Combination; (3) the ability to meet applicable NASDAQ listing standards; (4) the risk that the Business Combination disrupts current plans and operations of Topps' business as a result of the announcement and consummation of the Business Combination; (5) the inability to complete the PIPE Investment; (6) changes in domestic and foreign business, market, financial, political and legal conditions; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the impact of the global COVID-19 pandemic or any of the foregoing risks; and (11) other risks and uncertainties indicated from time to time in the proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by MUDS. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MUDS and Topps undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements in this press release speak as of the date of its filing. Although MUDS may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by applicable securities laws.